EXHIBIT (a)(1)(F)

Offer to Purchase for Cash

Up to 61,000,000 Shares of its Common Stock

at a Purchase Price not greater than $41.00
nor less than $35.00 per Share

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 10, 2004, UNLESS THE OFFER IS EXTENDED.

To Participants in the Amended and Restated HCA Employee Stock Purchase Plan:

      HCA Inc. (the “Company”) has announced an offer to purchase for cash up to 61,000,000 shares (or such lesser number of shares as are properly tendered and not properly withdrawn) of its common stock, $0.01 par value per share (the “Shares”), at a price not greater than $41.00 nor less than $35.00 per Share, net to the seller in cash, without interest (the “Offer”). The Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, which are enclosed, as amended or supplemented from time to time. As a participant in the Amended and Restated HCA Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), you may tender Shares that are held in your Employee Stock Purchase Plan account at Computershare Trust Co., Inc. (the “ESPP Plan Administrator”).

      If you do not wish to tender any portion of the Shares in your Employee Stock Purchase Plan account, you do not need to take any action. If you would like to tender some or all of the Shares held in your Employee Stock Purchase Plan account in response to the Offer, you must follow the instructions set forth below.

      The Offer. The Company will select the lowest purchase price (the “Purchase Price”) that will allow it to purchase 61,000,000 Shares, or such lesser number of Shares as are properly tendered and not properly withdrawn pursuant to the Offer. The Company will pay the same Purchase Price for all Shares purchased in the Offer. All Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased, subject to the conditions of the Offer and the “odd lot,” proration and conditional tender provisions described in the Offer to Purchase.

      If more than the number of Shares the Company seeks are properly tendered prior to 12:00 Midnight, New York City time, on Wednesday, November 10, 2004, unless the Company, in its sole discretion, shall have extended the period of time during which Offer will remain open (the latest time and date at which the Offer shall expire is the “Expiration Date”), the Company will buy Shares first from all of the Company’s holders of “odd lots” of less than 100 Shares (not including any Shares held in the Employee Stock Purchase Plan or the HCA 401(k) Plan, which will not have priority) who properly tender all of their Shares at or below the Purchase Price selected by the Company. Second, after purchasing all Shares from the “odd lot” holders, the Company will purchase Shares from all other shareholders (including participants in the Employee Stock Purchase Plan and the HCA 401(k) Plan) who properly tender Shares at or below the Purchase Price selected by the Company, on a pro rata basis, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase. Third, if necessary to permit the Company to purchase 61,000,000 Shares, Shares conditionally tendered (for which the condition was not initially satisfied) at or below the Purchase Price will, to the extent feasible, be selected for purchase by random lot. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares. See Sections 1 and 6 of the Offer to Purchase.

      Shares tendered at prices greater than the purchase price that is determined by the Company and Shares not purchased because of proration or conditional tenders will be returned promptly following the expiration of the Offer.

      The Company reserves the right, in its sole discretion, to purchase more than 61,000,000 Shares pursuant to the Offer, subject to compliance with applicable law.

      Because the terms and conditions of the Letter of Transmittal will govern the tender of the Shares held in accounts under the Employee Stock Purchase Plan, you should read the Letter of Transmittal carefully. The Letter of Transmittal, however, is furnished to you for your information only and cannot be used by you to tender Shares that are held in your Employee Stock Purchase Plan account. If you hold Shares outside of the Employee Stock Purchase Plan and wish to tender those Shares as well as Shares held in your Employee Stock Purchase Plan account, you must comply with the procedures described in the Letter of Transmittal and the Offer to Purchase for your Shares outside of the Employee Stock Purchase Plan, and submit an Instruction Form for Shares you hold in your Employee Stock Purchase Plan account. You must use the attached Instruction Form to properly tender Shares that are held in your Employee Stock Purchase Plan account. You should also read the Offer to Purchase carefully before making any decision regarding the Offer.

      Tendering Shares. To instruct the ESPP Plan Administrator to tender any or all of the Shares held in your Employee Stock Purchase Plan account, you must complete the Instruction Form set forth below and return it to the ESPP Plan Administrator.

      Please note the following:

1. We have been advised that if the ESPP Plan Administrator has not received your Instruction Form at least three business days before the expiration of the Offer, the ESPP Plan Administrator will not tender any Shares held in your Employee Stock Purchase Plan account. The Offer, withdrawal rights and proration period will expire at 12:00 Midnight, New York City time, on Wednesday, November 10, 2004, unless the expiration date of the Offer is extended. Consequently, your Instruction Form must be received by the ESPP Plan Administrator no later than 5:00 p.m., New York City time, on Friday, November 5, 2004, unless the Offer is extended by the Company.

2. Shares held in your Employee Stock Purchase Plan account may be tendered at prices not greater than $41.00 nor less than $35.00 per Share.

3. The Offer is for up to 61,000,000 Shares, constituting approximately 12.6% of the outstanding Shares of the Company as of September 30, 2004. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to other conditions described in the Offer to Purchase, including the refinancing of our existing credit facility and obtaining the necessary financing for the Offer pursuant to the terms and conditions contained in the Commitment Letters (as defined in the Offer to Purchase) and on terms satisfactory to the Company.

4. The Company’s Board of Directors has approved the making of the Offer. However, neither the Company nor the Company’s Board of Directors nor the ESPP Plan Administrator is making any recommendation whether you should tender or refrain from tendering your Shares or at what purchase price you should choose to tender your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which you will tender them. The Company’s directors and executive officers have informed the Company that they do not intend to tender Shares pursuant to the Offer.

5. Tendering shareholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to tender their Shares held in their Employee Stock Purchase Plan account. Except as described in the Letter of Transmittal, tendering shareholders will not be obligated to pay any stock transfer taxes on the transfer of Shares pursuant to the Offer.

6. As more fully described in the Offer to Purchase, tenders will be deemed irrevocable unless timely withdrawn. If you instruct the ESPP Plan Administrator to tender the Shares held in your Employee Stock Purchase Plan account, and you subsequently decide to change your instructions or withdraw your tender of Shares, you may do so by submitting a new Instruction Form. However, the new Instruction Form will be effective only if it is received by the ESPP Plan Administrator at the address listed below, on or before 5:00 p.m., New York City time, on Friday, November 5, 2004, three business days before the expiration of the Offer, unless the Offer is extended. The Offer is scheduled to expire at 12:00 Midnight, New York City time, on

Wednesday, November 10, 2004. Upon receipt of a timely submitted, new Instruction Form, your previous Instruction Form to tender the Shares will be deemed canceled. If your new Instruction Form directed the ESPP Plan Administrator to withdraw from tender the Shares held in your Employee Stock Purchase Plan account, you may later re-tender those Shares by submitting a new Instruction Form so long as it is received by the ESPP Plan Administrator on or before three business days before the expiration of the Offer.

7. If a participant in the Employee Stock Purchase Plan tenders and sells Shares in the Offer that were acquired under the Employee Stock Purchase Plan, then the participant generally will be treated for federal income tax purposes as having received ordinary compensation income with respect to a portion of the proceeds he or she receives. The amount of such ordinary compensation income depends upon the price at which Shares are sold in the Offer and how long the Shares acquired under the Employee Stock Purchase Plan were held by the participant prior to the date of purchase by us in the Offer. If the Shares tendered and sold are held by the participant for two years or less from the date the option to acquire such Shares under the Employee Stock Purchase Plan was granted (“Grant Date”), then the amount of ordinary compensation income will be an amount equal to the excess, if any, of the fair market value of the Shares on the date the Shares were acquired under the Employee Stock Purchase Plan over the price that the participant paid for the Shares. If the Shares tendered and sold are held by the participant for more than two years from the Grant Date, then the amount of the ordinary compensation income will be an amount equal to the lesser of: (a) the excess, if any, of the fair market value of the Shares on the date of purchase by us in the Offer over the amount originally paid for such Shares, or (b) the excess, if any, of the fair market value of the Shares on the Grant Date over the exercise price per Share. The amount of ordinary compensation income that a participant recognizes upon tender of his or her shares under the Employee Stock Purchase Plan will be subject to ordinary income and employment taxes and will be included on the participant’s year 2004 Form W-2.

Proceeds received as a result of the tender and sale of Shares in the Offer acquired by a participant under the Employee Stock Purchase Plan to the extent not treated as ordinary compensation income as described above (“noncompensation proceeds”) generally will be treated either as (a) the proceeds of an exchange of the Shares, resulting in recognition of capital gain or loss, as the case may be, or (b) a distribution to the participant from the Company, treated as dividend income to the extent of the Company’s earnings and profits. For a more complete summary of the treatment of noncompensation proceeds, please refer to the description of the treatment of proceeds to United States Holders generally under the section of the Offer to Purchase captioned “The Offer — Certain U.S. Federal Income Tax Consequences — Consequences to United States Holders.”

      Unless you direct the ESPP Plan Administrator on the attached Instruction Form to tender the Shares held in your Employee Stock Purchase Plan account, no Shares will be tendered.

      If you wish to tender your Shares, complete the Information Form and return it to the ESPP Plan Administrator at one of the addresses or the fax number listed below:

COMPUTERSHARE TRUST CO., INC.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
c/o Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	(312) 601-6701	c/o Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005
For Confirmation Only Telephone:
(877) 277-9778

HCA EMPLOYEE STOCK PURCHASE PLAN

INSTRUCTION FORM

Computershare to affix a label

here with the name, address,
account number and share amounts
of each participant

      Please indicate the number of Shares you wish to tender from your account. Check only one box. If more than one box is checked or if no box is checked, the Shares will not be properly tendered.

☐	Tender __________ Shares.

☐	Tender all Shares. Please note that by checking this box you are also authorizing the tender of any additional Shares that may be purchased for your account in the Employee Stock Purchase Plan prior to the Expiration Date.

      The method of delivery of this document is at the option and risk of the tendering shareholder. In all cases, sufficient time should be allowed to assure delivery.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES

ARE BEING TENDERED (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

BOX A

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

          ☐     I want to maximize the chance of having the Company accept for purchase all of the Shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the boxes in Box B, I hereby tender Shares at, and am willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $35.00.

BOX B

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

(SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

          By checking one of the boxes below instead of the box under Box A, “Shares Tendered at Price Determined Pursuant to the Tender Offer,” I hereby tender Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by the Company for the Shares is less than the price checked below. A shareholder who desires to tender Shares held in their Employee Stock Purchase Plan account at more than one price must complete a separate Instruction Form for each price at which Shares are tendered. The same Shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

          Price (in Dollars) per Share at Which Shares are Being Tendered. Check the appropriate box to indicate the tender price, not to be less than $35.00 and not to exceed $41.00.

☐ $35.00	☐ $36.25	☐ $37.50	☐ $38.75	☐ $40.00
☐ $35.25	☐ $36.50	☐ $37.75	☐ $39.00	☐ $40.25
☐ $35.50	☐ $36.75	☐ $38.00	☐ $39.25	☐ $40.50
☐ $35.75	☐ $37.00	☐ $38.25	☐ $39.50	☐ $40.75
☐ $36.00	☐ $37.25	☐ $38.50	☐ $39.75	☐ $41.00

          Check the appropriate box above or, alternatively, check the box below under Box A, “Shares Tendered at Prices Determined Under the Tender Offer.” Unless you check the box under Box A, if you do not check one and only one of the boxes above, you will not have validly tendered your Shares.

YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES UNLESS

YOU COMPLETE ONE AND ONLY ONE OF BOX A OR BOX B

Signature of Participant:	Dated:	, 2004
Social Security Number:

Daytime Telephone Number: ( )

Please print name and address above

CONDITIONAL TENDER

(SEE INSTRUCTION 6 TO THE LETTER OF TRANSMITTAL)

      A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to this Instruction Form must be purchased by the tendering shareholder if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless the minimum number of Shares indicated below is purchased from the tendering shareholder by the Company in the Offer, none of the Shares tendered by such shareholder will be purchased. It is the responsibility of the tendering shareholder to calculate that minimum number of Shares that must be purchased from the tendering shareholder if any are purchased, and the Company urges shareholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	Minimum number of Shares that must be purchased from the tendering shareholder, if any are purchased is:

____________________ Shares.

      If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and, if true, checked the following box:

☐	The tendered Shares represent all Shares held by the undersigned.

NOTE: THIS INSTRUCTION FORM MUST BE COMPLETED AND SIGNED IF SHARES HELD IN THE EMPLOYEE STOCK PURCHASE PLAN ARE TO BE TENDERED. IF THE FORM IS NOT SIGNED, THE DIRECTION INDICTED WILL NOT BE ACCEPTED. PLEASE RETURN THIS INSTRUCTION FORM TO THE AGENT OF THE STOCK PURCHASE PLAN, USING THE PREADDRESSED REPLY ENVELOPE PROVIDED OR VIA FAX OR VIA OVERNIGHT DELIVERY AS INDICATED IN YOUR MATERIALS. YOUR INSTRUCTION FORM MUST BE RECEIVED BY THE ESPP PLAN ADMINISTRATOR BY 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 5, 2004.

YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

IMPORTANT TAX INFORMATION

Purpose of Substitute Form W-9

      To prevent backup withholding on payments that are made to a shareholder with respect to Shares purchased pursuant to the Offer, the shareholder is required to notify the Depositary of such shareholder’s correct taxpayer identification number by completing the form contained herein certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a taxpayer identification number).

What Number to Give the Depositary

      The shareholder is required to give the Depositary the social security number or employer identification number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

PAYOR’S NAME:
Computershare Trust Co., Inc.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (“TIN”)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.

Name:
Business Name

Please check appropriate box
☐  Individual/Sole Proprietor
☐  Corporation
☐  Partnership  ☐ Other

Address

City, State, Zip Code	Social Security Number OR Employer Identification Number For Payees exempt from back- up withholding, check the Exempt box below. ☐ Exempt

Part 2 — Certification

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).	Part 3 — AWAITING TIN☐ Please complete the Certificate of Awaiting Taxpayer Identification Number below.

Certification Instructions — You must cross out item (2) of Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed guidelines.)
Signature:	Date:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO AN OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED PART 3 OF THE SUBSTITUTE FORM
W-9 AND ARE AWAITING YOUR TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all payments to be made to me thereafter will be withheld until I provide a number.

Signature: ______________________________  Date: _________________________ , 2004

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor.

      Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:
Give the name and SOCIAL
SECURITY number of:

1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Sole proprietorship or single-owner LLC	The owner(3)

6.	Sole proprietorship or single-owner LLC	The owner(3)

7.	A valid trust, estate, or pension trust	The legal entity(4)

8.	Corporation or LLC electing corporate status on IRS Form 8832	The corporation

9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

10.	Partnership or multi-member LLC	The partnership

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Owner must show his individual name, but may also enter his business or “DBA” name. Owner may use either owner’s social security number or owner’s employer identification number.
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

      Resident alien individuals: If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number (“ITIN”) as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see “Obtaining a Number” below.

Name:

      If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

Obtaining a Number:
If you do not have a taxpayer identification number, obtain IRS Form SS-5, Application for a Social Security Card (for individuals), or IRS Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the IRS and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain IRS Form W-7, Application for IRS Individual Taxpayer Identification Number, from the IRS.

Payees and Payments Exempt from Backup Withholding:

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. For barter exchange transactions and patronage dividends, payees listed in (1) through (5) are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7). Unless otherwise indicated, all “section” references are to sections of the Internal Revenue Code of 1986, as amended (the “Code”).

(1)	An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
(2)	The United States or any of its agencies or instrumentalities.
(3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
(4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.
(5)	An international organization or any of its agencies or instrumentalities.
(6)	A corporation.
(7)	A foreign central bank of issue.
(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.
(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12)	A common trust fund operated by a bank under section 584(a).
(13)	A financial institution.
(14)	A middleman known in the investment community as a nominee or custodian.
(15)	A trust exempt from tax under section 664 or described in section 4947.
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.
•	Section 404(k) distributions made by an ESOP.
  Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of your trade or business and you have not provided your correct taxpayer identification number to the payor.
•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
•	Payments described in section 6049(b)(5) to non-resident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.
•	Payments of mortgage or student loan interest to you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. File this form with the Payor; furnish your taxpayer identification number; indicate that you are exempt on the face of the form, sign and date the form and return it to the Payor. If you are a non-resident alien or a foreign entity not subject to backup withholding, file with Payor the appropriate completed Internal Revenue Service Form W-8 (or successor form).

  Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the Treasury regulations promulgated thereunder.

  Privacy Act Notice — Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold tax from payments of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. The current rate of such withholding tax is 28%. Certain penalties may also apply.

Penalties

(1) Penalty for failure to furnish taxpayer identification number — If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for false information with respect to withholding — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for falsifying information — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX

CONSULTANT OR THE INTERNAL REVENUE SERVICE.